UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported): June 16, 2008
Cognex Corporation

(Exact Name of Registrant as Specified in Its Charter)
Massachusetts

(State or Other Jurisdiction of Incorporation)

000-17869	04-2713778

(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059

(Address of Principal Executive Offices)	(Zip Code)
(508) 650-3000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Employment Agreement, dated June 17, 2008, by and between Cognex Corporation and Robert Willett

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 16, 2008, Robert Willett, age 41, joined Cognex Corporation (the “Company”) as Executive Vice President and President of the Company’s Modular Vision Systems Division (MVSD). As President of MVSD, Mr. Willett will oversee the largest operating division of the Company.
Prior to joining the Company, from 2007 to 2008, Mr. Willett was previously Group Vice President of Business Development and Innovation for the Product Identification Business Group of Danaher Corporation (“Danaher”). Prior to that, from 2003 to 2007, Mr. Willett was President of Videojet Technologies, a large subsidiary of Danaher and a market leader in coding and marking products (“Videojet”). Mr. Willett joined Danaher after serving as CEO of Willett International Ltd., a global coding and marking company that he sold to Danaher in 2003, and which was merged into Videojet.
The Company has entered into an Employment Agreement with Mr. Willett, which provides him initially with an annual base salary of $225,000 and a bonus target of $150,000 (with a maximum bonus potential of $300,000), as well as reimbursement by the Company of certain relocation expenses. Also, in connection with his appointment as an executive officer of the Company, the Compensation Committee of the Board of Directors granted Mr. Willett options to purchase 350,000 shares of the Company’s common stock. These options consist of four grants as follows: (1) an option to purchase 200,000 shares which vests in four equal annual installments commencing on the first anniversary of the start date of his employment with the Company (the “Start Date”); (2) an option to purchase 50,000 shares that vests in one installment on the fifth anniversary of the Start Date; (3) an option to purchase 50,000 shares which vests in one installment on the sixth anniversary of the Start Date; and (4) an option to purchase 50,000 shares that vests in equal monthly installments over the first 48 months of his employment. The exercise price for each of the four option grants is $27.13, the closing price of the Company’s common stock on June 17, 2008, the date of grant. Under the terms of the Employment Agreement, these option grants are subject to accelerated vesting under certain circumstances following a Change of Control (as defined in the Employment Agreement) of the Company. The foregoing summary is qualified by the complete terms and conditions of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated June 17, 2008, by and between Cognex Corporation and Robert Willett

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION
Dated: June 19, 2008	By:	/s/ Richard A. Morin
		Name:	Richard A. Morin
		Title:	Senior Vice President of Finance, Chief Financial Officer, and Treasurer